EXHIBIT 99.2

E-World USA Holding, Inc.
Unaudited Combined Pro Forma Balance Sheet at
September 30, 2014

	E-World USA	Prime	Pro Forma	Adjusted Pro
	Holding, Inc.	Corporations	Adjustments	Forma Totals

Current assets:
Cash and cash equivalents	$4,500,878	$954,866	$(954,866)	$4,500,878
Accounts receivable, net	71,802	1,092,920	-	1,164,722
Inventory, net	320,821	2,841,828	93,512	3,256,161
Prepaid expenses	29,397	30,308	-	59,705
Other receivables	1,041	-	-	1,041

Total current assets	4,923,939	4,919,922	(861,354)	8,982,507

Property and equipment, net	144,655	3,139,694	846,427	4,130,776
Intangibles, net	-	154,415	15,801,453	15,955,868
Deposits and other assets	15,621	-	-	15,621
Goodwill	-	-	6,330,697	6,330,697

Total Assets	$5,084,215	$8,214,031	$22,117,223	$35,415,469

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$1,186,222	$1,962,764	$-	$3,148,986
Accrual salary	-	282,819	-	282,819
Tax payable	-	1,552,730	-	1,552,730
Deferred revenue	1,697,129	139,387	-	1,836,516
Due to shareholder	156,010	-	-	156,010
Advances from related parties	298,562	152,325	-	450,887
Short term debt	28,613	47,796	21,957,062	22,033,471
Type A warrant liabilities	7,165,413	-	-	7,165,413
Type B warrant liabilities	249,111	-	-	249,111

Total current liabilities	10,781,060	4,137,821	21,957,062	36,875,943

Long term debt	53,522	601,436	-	654,958

Total liabilities	10,834,582	4,739,257	21,957,062	37,530,901

Stockholders' equity (deficit)
Common stock	142,829	85	(85)	142,829
Additional paid-in capital	3,583,702	-	3,634,935	7,218,637
Retained earning	(9,476,898)	3,876,892	(3,876,892)	(9,476,898)
Other comprhensive income	-	(402,203)	402,203	-

Total shareholders' equity (deficit)	(5,750,367)	3,474,774	160,161	(2,115,432)

Total Liabilities and Shareholders' Equity (Deficit)	$5,084,215	$8,214,031	$22,117,223	$35,415,469

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E-World USA Holding, Inc.
Combined Pro Forma Statement of Operation
Year ended December 31, 2013

	E-World USA	Prime	Pro Forma	Adjusted Pro
	Holding, Inc.	Corporations	Adjustments	Forma Totals

Revenue
Product sales	$4,517,567	$12,793,902	$	$17,311,469
Service revenue	163,611	35,001		198,612

Total revenues	4,681,178	12,828,903		17,510,081

Cost of sales, net	654,788	6,004,161		6,658,949

Gross profit	4,026,390	6,824,742		10,851,132

Operating expenses
Selling expenses	344,959	326,288		671,247
Depreciation and amortization expense	48,745	284,200		332,945
General and administrative expenses	1,386,678	2,308,447		3,695,125

Total operating expenses	1,780,382	2,918,935		4,699,317

Income from operations	2,246,008	3,905,807		6,151,815

Other expenses
Other expenses		(10,696)		(10,696)
Interest expense		(53,603)		(53,603)

Total other expenses	-	(64,299)		(64,299)

Net Income before Tax	2,246,008	3,841,508		6,087,516

Income tax	13,011	882,750		895,761

Net income	$2,232,997	$2,958,758		$5,191,755

Foreign currency translation adjustments	-	(306,672)		(306,672)

Comprehensive income	$2,232,997	$2,652,086		$4,885,083

Weighted average number of common shares outstanding
Basic	142,828,993	200	47,609,464	190,438,657
Diluted	168,607,489	200	47,609,464	216,217,153

Net income per common share - basic	0.02	14,794		0.03
Net income per common share - diluted	0.01	14,794		0.02

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E-World USA Holding, Inc.
Unaudited Combined Pro Forma Statement of Operation
Nine months ended September 30, 2014

	E-World USA	Prime	Pro Forma		Adjusted Pro
	Holding, Inc.	Corporations	Adjustments		Forma Totals

Revenue
Product sales	$6,247,666	$9,716,706	$		$15,964,372
Service revenue	150,760	33,894			184,654

Total revenues	6,398,426	9,750,600			16,149,026

Cost of sales, net	523,682	5,501,726			6,025,408

Gross profit	5,874,744	4,248,874			10,123,618

Operating expenses
Selling expenses	320,160	227,227			547,387
Depreciation and amortization expense	31,521	234,814			266,335
General and administrative expenses	2,029,715	1,983,868			4,013,583

Total operating expenses	2,381,396	2,445,909			4,827,305

Income from operations	3,493,348	1,802,965			5,296,313

Other expenses
Other expenses		(19,517)			(19,517)
Interest expense		(26,761)			(26,761)

Total other expenses	-	(46,278)			(46,278)

Net Income before Tax	3,493,348	1,756,687			5,250,035

Income tax	243,654	765,688			1,009,342

Net income	$3,249,694	$990,999	$		$4,240,693

Foreign currency translation adjustments	-	(166,688)			(166,688)

Comprehensive income	$3,249,694	$824,311	$		$4,074,005

Weighted average number of common shares outstanding
Basic	142,828,993	200		47,609,464	190,438,657
Diluted	168,607,489	200		47,609,464	216,217,153

Net income per common share - basic	0.02	4,955			0.02
Net income per common share - diluted	0.02	4,955			0.02

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Notes to Unaudited Pro Forma Combined Financial Statements

On October 20, 2014 (the “Closing Date”), E-World USA Holding, Inc., a Nevada corporation (the “Company”), completed the acquisition of Prime Nutrisource, Inc., Prime Nutrisource, Inc. (New Jersey) and Nugale Pharmaceutical, Inc., custom contract manufacturers of nutritional and cosmeceutical products based in Toronto, Canada.

The Purchase Price was paid or to be paid by (i) C$1,000,000 on the Closing Date; (ii) C$1,000,000 within 60 days following the Closing Date; (iii) a secured promissory note issued by the Purchaser (the “Note”) with a principal amount of C$22,780,000, and (iv) the Purchaser Shares for 25% ownership of the Company.

The Company has determined that control of the acquired assets changed hands on October 20, 2014. In accordance with ASC 805-10-25-6 - purchase acquisition accounting, the company initially allocated the consideration to the net tangible and identifiable intangible assets, based on their estimated fair values as of the date of acquisition. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets.

The proforma combined balance sheets of E-World USA Holding, Inc. and Prime Corporation are presented here as of September 30, 2014. The proforma consolidated statements of operations for the E-World USA Holding, Inc. and Prime Corporation are presented as of the nine months ended September 30, 2014 and year ended December 31, 2013.

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